EXHIBIT 10.1
--------------------------------------------------------------------------------



                           PURCHASE AND SALE AGREEMENT
                          AND JOINT ESCROW INSTRUCTIONS

                             Made as of May __, 2006



                                Between and Among

                 KIDNEY DIALYSIS CENTER OF WEST LOS ANGELES, LLC
                     A California Limited Liability Company

                                    AS BUYER,


                      LOS ANGELES COMMUNITY DIALYSIS, INC.
                            A California Corporation

                                   AS SELLER,


                                       and


              NATIONAL QUALITY CARE, INC., a Delaware Corporation;
     VICTOR GURA, M.D., an individual; and RONALD LANG, M.D., an individual;

                                  AS PRINCIPALS


--------------------------------------------------------------------------------

                                TABLE OF CONTENTS
                                -----------------


1.     DEFINITIONS............................................................1

2.     PURCHASE AND SALE OF PROPERTY; LIMITED ASSUMPTION OF
       LIABILITIES; CONSIDERATION.............................................3
       2.1    Seller's Sale and Buyer's Acquisition of the Property...........3
       2.2    Assumed Liabilities.............................................3
       2.3    Excluded Liabilities............................................3
       2.4    Consideration...................................................4
       2.5    Allocation of the Purchase Price................................5
       2.6    Principals' Undertaking.........................................6
       2.7    Post-Closing Insurance..........................................6

3.     ESCROW.................................................................7
       3.1    Escrow Holder; Opening of Escrow................................7
       3.2    Closing Funds...................................................7
       3.3    Duties of Escrow Holder. .......................................7

4.     CLOSING................................................................7

5.     REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AND
       THE PRINCIPALS. .......................................................7

6.     REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER.  .................10

7.     DELIVERIES AT THE CLOSING.............................................10
       7.1    Deliveries from Seller and/or Principals.......................10
       7.2    Buyer Deliveries...............................................11

8.     CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS.  ........................12

9.     CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS..........................13

10.    INDEMNIFICATION BY BUYER, SELLER AND CERTAIN PRINCIPALS   ............13
       10.1   Indemnification By Seller and Certain Principals...............13
       10.2    Indemnification By Buyer......................................14
       10.3   Method of Asserting Claims.....................................15

11.    REPURCHASE OPTION.....................................................17
       11.1   Grant of Option................................................17
       11.2   Exercise of Option.............................................17
       11.3   Close of Repurchase Option.....................................17
       11.4   Anti-Speculation...............................................17

12.    ADDITIONAL AGREEMENTS.................................................18
       12.1   Survival of Undertakings.......................................18
       12.2   Non-Compete; Non-Solicitation..................................18
       12.3   Transaction Expenses...........................................19
       12.4   Access.........................................................19
       12.5   Employees......................................................19
       12.6   Return of Certain Records......................................19
       12.7   Medicare and Medi-Cal Reports..................................20
       12.8   Post-Closing Reconciliation of Payables and Receipts...........20
       12.9   Right of Set Off...............................................20
       12.10  Change of Facility Name........................................20


PURCHASE AND SALE AGREEMENT                                                |
                                                                        --------
                                                                        Initial

                                TABLE OF CONTENTS
                                -----------------

       12.11        Delivery of Possession..................................20
       12.12        Conduct of Business Pending Closing.....................20

13.    MISCELLANEOUS PROVISIONS.............................................20
       13.1   Entire Agreement; Amendments..................................20
       13.2   Incorporation of Exhibits, Schedules, and Other Documents.....20
       13.3   Notices.......................................................20
       13.4   Interpretation  and  Construction.............................22
       13.5   Non-Waiver of Performance.....................................22
       13.6   Cooperation; Further Acts and Instruments.....................22
       13.7   Binding Effect................................................22
       13.8   Breach/Dispute Resolution.....................................22
       13.9   Assignment....................................................23
       13.10  Counterparts; Telefacsimile Execution.........................23
       13.11  Governing Law, Jurisdiction and Venue.........................24
       13.12  Force Majeure.................................................24
       13.13  Cumulative Remedies...........................................24
       13.14  No Third Party Benefit........................................24
       13.15  Further Representations and Warranties........................24
       13.16  Time of the Essence...........................................24
       13.17  Partial Invalidity............................................24
       13.18  Broker........................................................25
       13.19  Risk of Loss; Damage or Destruction...........................25

                                            EXHIBITS
                                            --------

       Exhibit "A"             FORM OF KDCWLA OPERATING AGREEMENT
       Exhibit "B"             EXCLUDED ASSETS
       Exhibit "C"             LEASE
       Exhibit "D"             TANGIBLE ASSETS
       Exhibit "E"             ASSIGNED CONTRACTS
       Exhibit "F"             FINANCIAL STATEMENTS
       Exhibit "G"             ASSUMED LIABILITIES
       Exhibit "H"             FORM OF BUYER PROMISSORY NOTE
       Exhibit "I"             FORM OF SUBORDINATED SECURITY AGREEMENT
       Exhibit "J"             FORM OF GUARANTY AGREEMENT
       Exhibit "K"             ALLOCATION OF PURCHASE PRICE
       Exhibit "L"             GOVERNMENTAL AUTHORIZATIONS
       Exhibit "M"             FORM OF BILL OF SALE
       Exhibit "N"             ASSIGNMENT, ASSUMPTION AND MODIFICATION OF LEASE
       Exhibit "O"             FORM OF TRANSITION AGREEMENT


PURCHASE AND SALE AGREEMENT                                                |
                                                                        --------
                                                                        Initial
                                      -ii-

                           PURCHASE AND SALE AGREEMENT
                          AND JOINT ESCROW INSTRUCTIONS


       THIS PURCHASE AND SALE AGREEMENT (hereinafter "AGREEMENT") is made and entered into effective as of May ____, 2006 (the "EFFECTIVE DATE"), by and among KIDNEY DIALYSIS CENTER OF WEST LOS ANGELES, LLC, a California limited liability company ("BUYER"); LOS ANGELES COMMUNITY DIALYSIS, INC., a California corporation ("SELLER"); NATIONAL QUALITY CARE, INC., a Delaware corporation ("NQCI"); VICTOR GURA, M.D., an individual residing in the State of California ("DR. GURA"); and RONALD LANG, M.D., an individual residing in the State of California ("DR. LANG," and together with NQCI and Dr. Gura, the "PRINCIPALS").

                                 R E C I T A L S
                                 ---------------

       A. Seller owns all of the tangible and intangible assets of a business engaged in the ownership and operation of a chronic dialysis center located at 1801 South La Cienega Boulevard, Los Angeles, California 90035 (the "FACILITY"), together with all necessary licenses, certificates, approvals and other assets used or useful in the operation of the Facility.

       B. Buyer desires to purchase from Seller substantially all of the assets used or useful in the operation of the Facility, and to only assume certain liabilities of the Seller as specified herein; and Seller desires to sell such assets to Buyer, with Dr. Gura and Dr. Lang contemporaneously acquiring Membership Interests in Buyer, in accordance with the provisions of the Operating Agreement (the "KDCWLA OPERATING AGREEMENT") attached hereto as Exhibit "A", all on the terms and subject to the conditions hereinafter set forth.

       C. As a material inducement to and for Buyer to enter into this Agreement and consummate the transactions contemplated hereby, Seller and the Principals have agreed to indemnify Buyer in the manner and to the extent set forth below; and Buyer has also agreed to indemnification obligations in the manner set forth below.

                                A G R E E M E N T
                                -----------------

       NOW, THEREFORE, in consideration of the respective covenants, representations, warranties, promises and undertakings herein contained, and incorporating the foregoing recitals, the Parties hereto agree as follows:

1. DEFINITIONS. When used in this Agreement, or as the context of this Agreement requires, the following terms shall have the respective meanings set forth below (other defined terms, indicated by initial capital letters, shall have the meaning set forth elsewhere herein):

       1.1 "ADVERSE CONSEQUENCES" shall mean all actions, suits, proceedings, hearings, investigations, charges, circumstances, complaints, claims, damages, demands, injunctions, judgments, obligations, orders, decrees, rulings, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, Taxes, liens, violations, losses, lost profits, diminution in value, expenses, and fees, including court costs and attorneys' fees and expenses (whether such attorneys' fees and expenses arise out of a dispute or claim among the Parties or out of a dispute involving third parties).

       1.2 "AGREEMENT" shall refer to this entire document, including any recitals, schedules, exhibits and/or other documents attached hereto, as same may be amended, supplemented or restated from time to time.

PURCHASE AND SALE AGREEMENT                                                 |
                                                                        --------
                                                                        Initial

       1.3 "AFFILIATE" shall mean any Person directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control of a Party. The term "CONTROL", as used in the immediately preceding sentence, shall mean with respect to a corporation or limited liability company the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the controlled corporation or limited liability company, and, with respect to any individual, partnership, trust or other entity or association, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled entity.

       1.4 "ASSUMED LIABILITIES" has the meaning given to it in paragraph 2.2.

       1.5 "BUSINESS" shall mean Seller's operations being conducted at or in connection with the Facility.

       1.6 "BUYER" shall mean KIDNEY DIALYSIS CENTER OF WEST LOS ANGELES, LLC, a California limited liability company, or its assignee(s) pursuant to paragraph
13.9 of this Agreement.

       1.7 "BUYER PROMISSORY NOTE" has the meaning given to it in subparagraph 2.4(a)(ii).

       1.8 "CLOSING" shall mean the transfer by Seller to Buyer of title to the Property pursuant to the terms of this Agreement.

       1.9 "CLOSING DATE" shall mean (a) June 1, 2006, provided the "Buyer Contingencies" (as such term is defined at Section 8 of this Agreement) and the "Seller Contingencies" (as such term is defined at Section 9 of this Agreement) shall have been satisfied or shall have been waived as provided under paragraph
13.5 of this Agreement, or (b) such earlier or later date as may be mutually agreed to in writing by Buyer and Seller.

       1.10     "ESCROW HOLDER" has the meaning given to it in paragraph 3.1.

       1.11 "EXCLUDED ASSETS" shall mean Seller's cash and accounts receivable for services performed (even if not yet billed) before the Closing; deposits, prepayments, prepaid expenses and the like that exist as of the Closing which were made by the Seller with respect to the operation of the Facility; tax refunds; patient medical records (except as otherwise provided at paragraph 12.6 below); Medicare bad debt recovery claims; all rights to trademarks, tradenames, copyrights and any other intellectual property described at Exhibit "B" attached hereto; and Seller's acute care dialysis division, which: (a) provides dialysis services to patients unable or unwilling to come to a dialysis center; (b) uses non-employee consulting nurses to provide such services; (c) employs one (1) person to transport dialysis machines to the patient's location and perform other administrative tasks for the division; and (d) leases nine (9) transportable dialysis machines for such division.

       1.12 "EXCLUDED LIABILITIES" has the meaning given to it in paragraph 2.3.

       1.13 "FACILITY" shall mean the chronic dialysis center known as Los Angeles Community Dialysis Center, located at 1801 South La Cienega Boulevard, Los Angeles, California 90035.

       1.14 "GOVERNMENTAL AGENCY" shall mean any department, branch, judicial body or other body of the Federal government or any state or local government, any third-party payor, or any private or quasi- governmental Party acting on behalf of any department, branch or body of any government.

       1.15 "GOVERNMENTAL AUTHORIZATIONS" shall mean all licenses, approvals, permits, certificates, variances, permissions, consents and other authorizations of every Governmental Agency necessary for the ownership and operation by Buyer of the Property for all purposes relating in any way to the administration of hemodialysis and the operation by Buyer of the Facility.

       1.16 "LIABILITY" means any liability or obligation, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due, regardless of when asserted.

       1.17 "NON-COMPETE PERIOD" shall mean: (a) with respect to Seller, the period commencing on the Closing Date and ending on the seventh (7th) anniversary of the Closing; and (b) with respect to Dr. Gura and Dr. Lang, the period commencing on the Closing Date and ending the later of (i) the seventh
(7th) anniversary of the Closing or (ii) three (3) years from the date of the Transfer (as such term is defined in the KDCWLA Operating Agreement) of such Party's Membership Interest in Buyer.

       1.18 "NOTICE" means any Notice, approval, demand, request or other communication required or permitted to be given (in conformity with the provisions of paragraph 13.3 hereof) under this Agreement.


PURCHASE AND SALE AGREEMENT                                                 |
                                                                        --------
                                                                        Initial

       1.19 "PARTY" shall mean, in the singular or plural context, the parties described in the first paragraph of this Agreement and their respective successors and permitted assigns

       1.20 "PERSON" shall mean any natural person, sole proprietorship, partnership, limited liability company, corporation, trust, joint venture, any governmental authority, or any incorporated or unincorporated entity or association of any nature.

       1.21 "PROPERTY" shall mean all rights of Seller, both legal and equitable, in and to the Facility, and to all assets used or useful in connection with operations of the Facility and Business, including, but not limited to: (a) the leasehold interest (the "LEASED REAL PROPERTY") pursuant to the real property lease agreement attached hereto as Exhibit "C" (the "LEASE");
(b) any and all equipment, furniture, fixtures, and motor vehicles of every kind, and all other items of tangible personal property located at or upon the Leased Real Property as of the date of this Agreement, or thereafter acquired, or used in the operation of the Facility, including (but not limited to) such assets as are more particularly described in Exhibit "D" to this Agreement; (c) any and all rights and benefits of Seller under all contracts, leases, options to purchase, claims, rights, causes of action, judgments, demands and other intangible assets (including business goodwill) relating exclusively to the Facility, including rights and obligations under the contracts identified in Exhibit "E" (the "ASSIGNED CONTRACTS"); (d) the active medical records of the Facility (subject to the provisions of paragraph 12.6 hereof); (e) inventory and supplies, if any, located at the Facility on the Closing Date; (f) the computer hardware located on or at the Leased Real Property; (g) all of Seller's rights, to the extent assignable or transferable, in all warranties and guarantees of any manufacturer or vendor in connection with the Property; (h) all deposits, advance payments and similar funds held by Seller in connection with future services to be rendered by or at the Facility on and after the Closing; and (i) all other assets reflected in the balance sheet dated as of March 10, 2006, and related financial statements, all of which are attached hereto as Exhibit "F" (the "FINANCIAL STATEMENTS"); but excluding from all of the foregoing categories any Excluded Assets.

       1.22 "SELLER'S KNOWLEDGE" or any statement herein containing words of similar intent or effect, shall be deemed to mean the knowledge, after reasonable inquiry, of the Seller, any of the Principals, and each of Alexandra Rubinshteyn, Mercedes Bin, Theresa Igoe, Ilana Berg and Eugene Gravino.

       1.23 "TAX" as used in this Agreement, means any of the Taxes, and "TAXES" means, with respect to any Person, (a) all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits, gains or selected items of income, earnings or profits) and all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, alternative or add-on minimum taxes, customs duties, import or export taxes and other taxes, fees, assessments or charges of any kind whatsoever, together with all interest and penalties, additions to tax and other additional amounts imposed by any taxing authority (domestic or foreign) on such Person (if any) and (b) any liability for the payment of any amount of the type described in the immediately preceding clause (a) as a result of being a "transferee" (within the meaning of Section 6901 of the Code or any other applicable law) of another entity or a member of an affiliated, combined, consolidated or unitary group.

2. PURCHASE AND SALE OF PROPERTY; LIMITED ASSUMPTION OF LIABILITIES; CONSIDERATION.

       2.1 SELLER'S SALE AND BUYER'S ACQUISITION OF THE PROPERTY. On and subject to the terms and conditions of this Agreement, at the Closing, Buyer shall purchase from Seller and Seller shall sell, transfer, assign, convey and deliver to Buyer, good and merchantable right, title and interest in and to all assets constituting the Property, free and clear of all liens and encumbrances of any nature or kind except as otherwise set forth at
Schedule 5.1 hereof.

       2.2 ASSUMED LIABILITIES. On and subject to the terms and conditions of this Agreement, the Seller shall transfer to Buyer, and Buyer shall assume and discharge or perform when due in accordance with the terms thereof, each of, but only, the following Liabilities of the Seller (collectively, the "ASSUMED LIABILITIES"), as also memorialized by the assumption of liabilities provisions contained in the Bill of Sale:

                (a) All Liabilities of the Seller arising or to be performed after the Closing under the Assigned Contracts (but not including any obligation or Liability arising out of or in connection with any breach or default of any such Assigned Contract prior to or existing as of the Closing, or which, with the giving of notice or passage of time, or both, would constitute a breach or default under any such Assigned Contract as of the Closing).

                (b) The Liabilities set forth at Exhibit "G".

       2.3 EXCLUDED LIABILITIES. Notwithstanding anything to the contrary contained in this Agreement, except for the Assumed Liabilities, Buyer shall not assume or be liable for any of the Liabilities of the Seller or the Business (the "EXCLUDED LIABILITIES"), which Excluded Liabilities shall include, without limitation, the following:


PURCHASE AND SALE AGREEMENT                                                 |
                                                                        --------
                                                                        Initial

                (a) Any of the Liabilities of the Seller or the Principals under this Agreement;

                (b) Any of the Liabilities of the Seller or the Principals for expenses or fees incident to or arising out of the negotiation, preparation, approval or authorization of this Agreement or any other documents relating to or the consummation (or preparation for the consummation) of the transactions contemplated hereby or thereby (including all attorneys' fees incurred by or imposed upon the Seller or the Principals);

                (c) Any obligation of the Seller or Principals to perform or act under any agreement, contract, commitment, document, indebtedness, license or lease except for and to the extent of the Assumed Liabilities;

                (d) Any Liability of the Seller or Principals with respect to any Taxes;

                (e) Any Liability (i) arising by reason of any violation or alleged violation of any law or any requirement of any Governmental Agency, (ii) arising under any environmental and/or safety requirements, including, without limitation, those with respect to the ownership or operation of the Facility by the Seller or any other Person at any time prior to the Closing, or (iii) arising by reason of any breach or alleged breach by the Seller or the Principals of any agreement, contract, lease, license, commitment, instrument, judgment, order or decree, in any such case under (i) through (iii) above to the extent such Liability results from or arises out of events, facts or circumstances occurring or existing on or prior to the Closing, notwithstanding that the date on which any action or claim is commenced or made is after the Closing;

                (f) Any liabilities arising out of the injury to or death of any Person or animal or damage to or destruction of any property, whether based on negligence, breach of warranty, strict liability, enterprise liability or any other legal or equitable theory arising from or related to services performed by the Seller, to the extent any of such Liabilities result from or arise out of events, facts or circumstances occurring or existing on or prior to the Closing, notwithstanding that the date on which any action or claim is commenced or made is after the Closing;

                (g) Any Liabilities relating to any legal action or proceeding arising out of or in connection with the Seller's ownership or operation of the Facility, Business or Property prior to the Closing;

                (h) Any Liabilities of the Seller for severance, vacation or sick pay, bonuses, or the like, with respect to any employee of the Seller, whether or not such employee is offered or accepts employment with Buyer upon completion of the transaction contemplated by this Agreement;

                (i) Any Liability for worker's compensation based on an event occurring prior to the Closing Date;

                (j) Any Liabilities which relate to the Excluded Assets;

                (k) Any Liabilities of the Seller to any Principal or Affiliate of the Seller and/or Principal; and

                (l) Any other Liability not expressly assumed by the Buyer under paragraph 2.2 (including any Liabilities arising out of transactions entered into at or prior to the Closing, any action or inaction at or prior to the Closing, any damage, accident, injury or death occurring prior to the Closing or any state of facts existing at or prior to the Closing, regardless of when asserted, which are not expressly described in paragraph 2.2).

                The Seller hereby expressly acknowledges that it is retaining the Excluded Liabilities, and the Seller and the Principals, as applicable, shall pay, discharge and perform all such Excluded Liabilities promptly when due.

       2.4 CONSIDERATION. The consideration to be paid by Buyer to Seller for the Property (the "CONSIDERATION") shall consist of:

                (a) PURCHASE PRICE. The sum of Three Million Dollars ($3,000,000.00) (the "PURCHASE PRICE"), to be paid to Seller as follows:

                      (i) DOWN PAYMENT. On or prior the scheduled Closing Date, Buyer shall deposit or cause to be deposited with Escrow Holder for delivery to Seller at the Closing (subject to potential deductions to satisfy outstanding liens and encumbrances against the property, as provided under subparagraph 3.3(b) below) the sum of One Million Dollars ($1,000,000.00) (the "DOWN PAYMENT").


PURCHASE AND SALE AGREEMENT                                                 |
                                                                        --------
                                                                        Initial

                      (ii) PROMISSORY NOTE. At the Closing, Buyer shall deliver to Escrow Holder for delivery to Seller upon Closing, Buyer's Promissory Note in favor of Seller in the principal amount of Two Million Dollars ($2,000,000.00), in the form set forth at Exhibit "H" (the "BUYER PROMISSORY NOTE"), payable as follows:

                             (A) Interest shall accrue on unpaid principal at
the rate of six percent (6%) per annum;

                             (B) A principal reduction payment in the amount of
One Million Dollars ($1,000,000.00) shall be paid by Buyer to Seller within ninety (90) days of the Closing;

                             (C) Further principal reductions shall be remitted
by Buyer to Seller, except as otherwise provided by and subject to the provisions of subparagraph 2.4(a)(ii)(D) below, at the rate of Thirty Thousand Dollars ($30,000.00) per month, commencing the seventh (7th) month after the Closing, and continuing each month thereafter until all remaining principal is paid in full;

                             (D) All remaining principal and unpaid interest, if
any (the "PROMISSORY NOTE PAY-OFF"), shall be due and payable from Buyer to Seller the later of: (1) within eight (8) calendar days of Buyer's receipt of Notice of the issuance to Buyer of a California State Department of Health Services license for Buyer's operation of the Facility; or (2) eight (8) calendar days of the transfer of Seller's Medicare provider number to Buyer for Buyer's operation of the Property.

                             (E) Buyer may prepay all or any portion of the
unpaid principal of the Buyer Promissory Note at any time or from time to time, without penalty;

                (b) SECURITY/SUPPORT FOR CERTAIN OBLIGATIONS OF BUYER. To secure/support certain obligations of Buyer to Seller under this Agreement, Buyer shall furnish the following:

                      (i) IRREVOCABLE STANDBY LETTERS OF CREDIT. Irrevocable Standby Letters of Credit (the "LETTERS OF CREDIT") issued in favor of Seller, as beneficiary, by Santa Barbara Bank & Trust, as credit support for Buyer's obligations relative to the Buyer Promissory Note.

                      (ii) SUBORDINATED SECURITY INTEREST. A subordinated security agreement in the form attached hereto as Exhibit "I" (the "SUBORDINATED SECURITY AGREEMENT") granting a subordinated security interest to Seller in accordance with the provisions of such instrument to secure Buyer's obligations to Seller under the Buyer Promissory Note and/or Transition Agreement (hereinafter defined).

                      (iii) GUARANTY. A guaranty from Ushakant Thakkar, M.D. in the form attached hereto as Exhibit "J" (the "GUARANTY"), to further secure Buyer's obligations to Seller under the Buyer Promissory Note.

                (c) INVENTORY PAYMENT. On the Closing Date, Buyer and Seller shall take an inventory of consumable and disposable medical supplies at the Facility and determine the actual cost of such items. Within fifteen (15) days of Buyer's receipt of a copy of the said Inventory, a statement from Seller setting forth the actual cost of same, and documentation confirming such cost determination, Buyer shall remit such amount to Seller in cash (the "INVENTORY PAYMENT").

                (d) ASSUMPTION OF ASSUMED LIABILITIES. Buyer's assumption of the Assumed Liabilities.

                (e) CONTRIBUTION TO PAYOFF OF PREFERRED BANK LOAN. At the Closing, Buyer (or Buyer's lender) shall deliver to Escrow Holder for delivery to Preferred Bank -- which has provided a loan to Seller in the original principal amount of $300,000.00 (the "PREFERRED BANK LOAN") and holds a security interest in certain assets comprising a portion of the Property -- the sum of $_______________ ("BUYER'S CONTRIBUTION TO PAYOFF OF PREFERRED BANK LOAN"). Any difference between Buyer's Contribution to Payoff of Preferred Bank Loan, and the actual outstanding principal balance of such loan, shall be satisfied at the Closing by Seller.

       2.5 ALLOCATION OF THE PURCHASE PRICE. For federal income tax purposes only, the Purchase Price established in paragraph 2.4(a) of this Agreement shall be allocated among the assets constituting the Property in accordance with the allocation schedule set forth at Exhibit "K". Each of Buyer and Seller shall execute and file all of its tax returns (including but not limited to IRS form
8594) and shall report this transaction for federal and state tax purposes in accordance with such allocation of the Purchase Price. Neither Party shall take any position before any governmental authority (whether in audits, tax returns or otherwise) or in any judicial proceeding that is inconsistent with such allocation unless required to do so by applicable law.


PURCHASE AND SALE AGREEMENT                                                 |
                                                                        --------
                                                                        Initial
                                      -5-

       2.6 PRINCIPALS' UNDERTAKING. If any of the Principals or any of their Affiliates (other than Seller) holds any right, title or interest in or to any assets, properties, interests in properties or rights intended to be conveyed by the Seller to the Buyer pursuant to this Agreement, whether by reason of any defects in corporate organization of the Seller or the proper maintenance of corporate or other status or good standing of the Seller or otherwise, then all provisions of this Agreement shall apply to such assets, properties, interests in properties and rights, notwithstanding the fact that Seller does not hold title thereto, and all such provisions of this Agreement shall be binding on such Principals (and their Affiliates) as well as the Seller.

       2.7 POST-CLOSING INSURANCE. In addition to Buyer's remittance of the Purchase Price to Seller in accordance with the provisions of paragraph 2.4 above, Buyer shall purchase and maintain the insurance coverage set forth below for the duration of the applicable statute of limitations periods provided under Paragraph 12.1 hereof, commencing on the date hereof (the "COVERAGE TERM"):

                (a) Commercial or general liability with a combined single annual general aggregate limit for bodily injury and property damage liability of not less than $2,000,000 each occurrence. Such insurance shall include products and completed operations with an annual aggregate limit of $2,000,000, advertising and personal injury liability with an annual aggregate limit of $3,000,000 and contractual liability.

                (b) Professional liability limits not less than $1,000,000 each claim/$3,000,000 annual aggregate.

                (c) Workers Compensation in accordance with the laws of California. Such insurance shall include Employers Liability with a limit of not less than $1,000,000 each accident.

                (d) Business automobile liability for all owned, hired and non-owned vehicles with a limit not less than $1,000,000 each accident.

                (e) Property insurance covering direct risk of physical loss or damage to all real and personal property and equipment in a form equivalent to the ISO Special Form for property insurance. Such insurance shall value the equipment at replacement cost. All co-insurance penalties and deductibles are the responsibility of the Buyer.

                (f) Such liability insurance shall be on an occurrence or claims made form. If such insurance is on a claims made form all acts and omissions of Buyer and its subcontractors shall be, during the Coverage Period, "continually covered." In order for the acts and omissions of Buyer and its subcontractors to be "continually covered" there must be insurance coverage for the entire Coverage Period. Claims made coverage shall have a retroactive date at least concurrent with the Closing Date. If such claims made coverage is cancelled or terminated or not renewed for any reason, Buyer shall purchase either a three year Extended Reporting (tail) coverage applicable to all claims arising during the Coverage Period including renewals and extensions thereof, if any, or nose coverage with a retroactive date at least concurrent with the Closing Date.

                (g) Within thirty (30) days of executing this Agreement, Buyer will furnish to Seller certificates of insurance evidencing the required insurance coverage. Such certificates shall contain a provision that coverage cannot be cancelled or materially changed or non-renewed without thirty (30) days written Notice to Seller.

                (h) All required insurance shall be placed with a company or companies licensed to do business in California. Such insurers shall have an A.M. Best Rating not less than A-/VIII.

                (i) All required insurance shall be primary and shall not contribute to or be excess of any programs of insurance or self insurance of Seller and its affiliates.

                (j) Where permissible, such liability insurance shall name Seller, its affiliates and subsidiaries, its officers, directors, trustees, volunteer, agents and employees as additional insureds.

                (k) The insurance requirements under this Section are mandatory. Failure of Seller to request certificates of insurance shall not constitute a waiver of Buyer's obligations and requirements to maintain the coverages specified in herein.



PURCHASE AND SALE AGREEMENT                                                 |
                                                                        --------
                                                                        Initial

3. ESCROW.

       3.1 ESCROW HOLDER; OPENING OF ESCROW. Within three (3) calendar days of the execution of this Agreement by Buyer and Seller, an escrow in connection herewith (the "ESCROW") shall be opened at Jenkens & Gilchrist, LLP (the "ESCROW HOLDER"), and this Agreement shall serve as instructions to Escrow Holder for consummation of the Purchase and Sale contemplated hereby. The Escrow Holder's fees for services shall be paid one hundred percent (100%) by Seller. Seller shall be responsible for all costs incurred in connection with the payment, satisfaction and/or reconveyance of any loan, bond, lien or other monetary encumbrance secured by the Property, including, without limitation, all recording fees, penalties or charges. A counterpart of this Agreement shall be countersigned by the Escrow Holder. Seller and Buyer shall execute such supplemental Escrow instructions as may be appropriate to enable Escrow Holder to comply with the terms of this Agreement, provided such supplemental Escrow instructions are not in conflict with this Agreement as it may be amended in writing from time to time. In the event of any conflict between the provisions of this Agreement and any supplementary escrow instructions signed by Buyer and Seller, the terms of this Agreement shall control.

       3.2 CLOSING FUNDS. On or prior to the scheduled Closing Date, Buyer shall deposit or cause to be deposited with Escrow Holder, in cash or by certified or bank cashier's check made payable to Escrow Holder, or a confirmed wire transfer of funds, the Down Payment, Buyer's Contribution to Payoff of Preferred Bank Loan, plus Buyer's share of Closing costs, pro rations and charges payable pursuant to this Agreement (the "CLOSING AMOUNT").

       3.3 DUTIES OF ESCROW HOLDER. The duties of Escrow Holder shall be as follows:

                (a) Retain and safely keep all funds, documents and instruments deposited with it pursuant to this Agreement.

                (b) Escrow Holder shall receive from Seller or otherwise obtain Certificates of Clearance from the California State Board of Equalization and the California Employment Development Department. Escrow Holder is also instructed to obtain from the Secretary of State of the State of California, Certificates of Information together with Los Angeles County Judgment Lien Searches relating to the Property; and in the event Seller shall have not paid, removed, or released prior to the Closing any liens or encumbrances as disclosed by said Certificates or Judgment Lien Searches that affect the Seller and/or the Property, Escrow Holder is authorized to secure said Releases and satisfy any such liens and/or encumbrances from the Down Payment payable from Buyer to Seller and Buyer's Contribution to Payoff of Preferred Bank Loan -- and obtain Certificates of Clearance and/or other written evidence, in form and substance reasonably satisfactory to Buyer, of the removal of all such security interests, liens and other title encumbrances upon the Property -- concurrent with the Closing or, if Buyer and Seller so provide alternate written instructions, as soon as practicable following the Closing.

                (c) Comply with the terms of this Agreement which specifically apply to Escrow Holder and comply with the terms of any additional instructions jointly executed by Buyer and Seller.

                (d) Handle the Closing Amount and all other funds deposited with Escrow Holder according to the terms of this Agreement.

                (e) Assist the Parties in calculating prorations for utility charges, real estate taxes and special assessments, Seller deposits, accounts payable and other apportionments, with Buyer receiving credit for or being charged with the entire day of the Closing.

4. CLOSING. The Parties hereto shall conduct the Closing through Escrow Holder. The Closing shall be effective as of 12:00:01 a.m. on the Closing Date.

5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AND THE PRINCIPALS. Seller and the Principals represent, warrant and covenant that:

       5.1 Seller possesses no rights or interests in real property with respect to the Facility or Business other than such rights and interests in the Leased Real Property. Except as otherwise set forth at Schedule 5.1, Seller has good and merchantable right, title and interest to the Property (including, but not limited to, any and all leasehold interests in respect of the Leased Real Property), free and clear of all liens, encumbrances, judgments, tenancies, covenants, claims, conditions and restrictions of any kind; and at the Closing:
(a) title to the assets constituting the Property will be merchantable, good of record and in fact; and (b) except as otherwise set forth at Schedule 5.1, all claims, liens, security interests, liabilities or other obligations in respect of or affecting the Facility, Business or the Property shall be satisfied and extinguished by Seller.


PURCHASE AND SALE AGREEMENT                                                 |
                                                                        --------
                                                                        Initial

       5.2 Seller is duly organized, validly existing and in good standing under the laws of the State of California and has full and complete authority, and all necessary rights and legal capacity, to enter into and comply with each term and condition of this Agreement and to transfer and convey the Property to Buyer in accordance with the terms of this Agreement. All actions required to be taken by Seller under this Agreement have been or will be duly taken prior to the Closing Date. This Agreement is a valid and binding obligation of Seller and is enforceable against Seller in accordance with its terms and conditions except that (a) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and (b) the remedy of specific enforcement and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

       5.3 The authorized, issued and outstanding capital stock of Seller, including the names, amount and percentage ownership of each shareholder, is set forth at Schedule 5.3. In addition, the authorized, issued and outstanding capital stock of NQCI, including the names, amount and percentage ownership of each principal shareholder (i.e. a shareholder owning not less than 9% of the issued and outstanding capital stock of such entity), is likewise set forth at
Schedule 5.3 hereof.

       5.4 The execution of this Agreement, the other ancillary agreements described herein, and the consummation of the transactions contemplated hereby and thereby, do not conflict with or violate any provision of the Articles of Incorporation or bylaws of Seller.

       5.5 Seller's equipment and other tangible assets identified in Exhibit "D" are used by Seller in the ordinary course of its Business. Except as otherwise set forth at Schedule 5.5, the Facility and all of such equipment and other assets are in good operating condition and in a good state of maintenance and repair for equipment of its age; and to Seller's Knowledge, no maintenance, repair or replacement thereof has been deferred.

       5.6 (a) Except as otherwise set forth at Schedule 5.6, there is no litigation, investigation, condemnation proceeding or other proceeding pending or, to Seller's Knowledge, threatened against or relating to the Facility, the Business or the Property, or this Agreement or the transactions contemplated hereby, nor does Seller know of any events, circumstances, reports or claims of any kind that might result in, provide a basis for, or give rise to any such litigation, investigation or proceeding; (b) none of the transactions contemplated hereby, the business operations of the Facility (including without limitation relationships and/or arrangements with physicians) and the operation of the Facility have been challenged by any Governmental Agency or any other person or entity, nor does Seller know or have reasonable grounds to know of any basis for any such challenge or other proceeding; and (c) Seller does not know of any pending or existing order, judgment, decree or injunction imposed by any Governmental Agency against Seller in respect of or affecting the Property, the Business, the Facility, this Agreement or the transactions contemplated hereby.

       5.7 The Leased Real Property and the Facility are being operated in accordance with applicable zoning laws in all material respects and are not a non-conforming use thereunder. There have been no special assessments of any kind imposed against or in respect of the Leased Real Property, and to Seller's Knowledge, no such special assessments are proposed. There is not, and there has not been, any material default by Seller of any nature under any lease agreement for the Leased Real Property.

       5.8 Except as otherwise set forth at Schedule 5.8, none of the agreements and undertakings of Seller under this Agreement is or will be in conflict with, in violation of or prohibited under the terms of any contract, agreement or obligation of Seller or the Articles of Incorporation or bylaws of Seller or any Governmental Authorizations, laws, rules, regulations or judgments as the foregoing affect the Facility or the Property.

       5.9 There are no conditions (including, without limitation, health or safety hazards), claims, executory contracts or threatened, pending or contingent liabilities which might affect the Buyer's title to or use of Facility or the Property, or the transaction contemplated by this Agreement, other than those described at Schedule 5.9. Seller and the Principals shall indemnify and hold Buyer harmless from and against any cost or expense associated with remediation of the mold and/or other problems pertaining to the Facility, as described under paragraph 6 of the Assignment, Assumption and Modification of Lease (hereinafter defined).

       5.10 Seller has properly obtained, possesses and has kept current and unqualified all Governmental Authorizations, and copies of all such Governmental Authorizations relating to the Property, are attached collectively to this Agreement as Exhibit "L". Seller shall use its reasonable best efforts to assist Buyer in obtaining all Governmental Authorizations necessary for Buyer's ownership and operation of the Property and the Facility, and for consummation of the transactions contemplated in this Agreement.


PURCHASE AND SALE AGREEMENT                                                 |
                                                                        --------
                                                                        Initial

       5.11 Seller has complied in all material respects with all Governmental Authorizations, rules, requirements, regulations, laws and ordinances relating to the use and operation of the Property and the Facility, and to the operation of the Facility by Seller, imposed by any Governmental Agency having jurisdiction over the Facility or the Property. With respect to the Facility, to the best of Seller's knowledge, Seller is not under any investigation or notice of investigation with respect to any such Governmental Authorizations, rules, requirements, regulations, laws and ordinances.

       5.12 Seller has provided Buyer with access to all documents evidencing or affecting the Facility, Business and the Property; there have been no written or oral modifications to or of such documents and no oral representations, obligations or commitments of any kind have been made by or to Seller with respect to any or all of the Facility or the Property. Seller now is, and as of the Closing Date shall be, in full compliance with each and all of the terms and conditions of the Assigned Contracts, and there shall have been no default of any nature or kind with respect thereto.

       5.13 All returns, reports and filings of any kind or nature (including, but not limited to, federal and state tax filings and filings in respect of third-party payors) required to be filed by Seller or the Facility as they relate to the Property and/or the Facility have been properly completed and timely filed in material compliance with all requirements applicable thereto or extensions to file obtained, and all taxes or other obligations that are due and payable with respect to the Facility, the Property and the Business operations of Seller arising out of or related to the Property and/or the Facility prior to the Closing Date, and with respect to this transaction, have been timely paid or extensions obtained.

       5.14 There are no material oral or written contracts, leases or agreements of any kind affecting or in respect of the Facility or the Property other than those which are identified at Schedule 5.14. Neither Seller nor, to Seller's Knowledge, any other Party is in default or breach, or has threatened to default or breach, under any such contract, lease or agreement.

       5.15 All public utilities reasonably necessary for or incidental to the Business operations of Seller at the Facility (including, but not limited to, water, sewage, electricity, gas and telephone services) are available for use or access by the Buyer at the Facility.

       5.16 The records and books of account of the Facility have been and/or will be made available to Buyer prior to Closing, are true, complete and correct, and such records and books of account have been kept in accordance with United States generally accepted accounting principles consistently applied, and fairly represent and reflect all transactions relating to the Facility and the Property.

       5.17 The Financial Statements have been prepared in accordance with tax reporting principles consistently applied and are accurate and complete in all material respects. Such financial statements present fairly the financial position of the Facility at and as of the dates thereof and the results of operations for the periods indicated. There have been, and as of the Closing Date there shall have been, no material adverse changes in the financial condition of the Facility since the date of the Financial Statements.

       5.18 Except as described at Schedule 5.18, there are no unsatisfied conditions with respect to Seller's provider agreements with third-party payors (including but not limited to Medicare, Medi-Cal and commercial insurance carriers) and such provider agreements are in full force and effect.

       5.19 There are no outstanding and unsatisfied "deficiency reports," reports of regulatory violations or unsatisfied "plans of correction" or documents or reports of similar effect with respect to the Facility or the business operations conducted thereat.

       5.20 With respect to the Governmental Authorizations issued in connection with the operation of the Facility, there are no waivers, conditions, or "grandfathered" conditions which adversely affect the Property or the Facility.

       5.21 All contractors, sub-contractors, laborers and materialmen who have performed work upon or furnished labor and/or materials to improve or benefit the Property have been paid all amounts due.

       5.22 The financial statements of Dr. Gura and NQCI, heretofore furnished to Buyer, are each true, correct and complete in all material respects and fairly and accurately represent the financial condition that each purports to represent as of the date(s) thereof.

       5.23 Seller has, or as of the Closing Date shall have, satisfied all outstanding debt obligations and other Liabilities in respect of or arising out of the operation of the Facility, Business or Property, except as otherwise set forth at Schedule 5.23.


PURCHASE AND SALE AGREEMENT                                                 |
                                                                        --------
                                                                        Initial

       5.24 Seller shall timely pay all sales and/or use taxes due in connection with the transfer of the Property.

       5.25 No representation, warranty or covenant of Seller or any of the Principals in this Agreement, nor any statement, schedule or certificate furnished or to be furnished to Buyer pursuant to this Agreement or in connection with the transaction contemplated hereby, includes any misstatement of material fact or omits to state any fact necessary to render the facts stated therein not misleading in light of the circumstances relevant to such representation, warranty or covenant. Each of the representations, warranties, covenants, agreements, statements, schedules and certificates of Seller pursuant to this Agreement shall be true, accurate and correct as of the Closing Date. The copies of all instruments, agreements, other documents and written information (including the exhibits attached to this Agreement) delivered to Buyer by Seller are complete and correct in all material respects as of the date of this Agreement.

6. REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER. Buyer represents, warrants and covenants that:

       6.1 Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of California, and has full and complete authority, and all necessary rights and legal capacity, to enter into and to comply with each term and condition of this Agreement and to accept the transfer and conveyance of the Property from Seller in accordance with the terms and conditions of this Agreement. All actions required to be taken by Buyer under this Agreement have been or will be duly taken prior to the Closing Date. This Agreement is a binding obligation of Buyer in accordance with its terms and conditions, except that: (a) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditor's rights; and (b) the remedy of specific enforcement and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

       6.2 The execution of this Agreement and the ancillary agreements referred to herein, and the consummation of the transaction contemplated hereby and thereby, do not conflict with or violate any provision of the Articles of Organization or Operating Agreement of Buyer.

       6.3 There is no litigation, investigation or other proceeding pending or, to the knowledge of Buyer, threatened against or relating to the transactions contemplated in this Agreement, nor does Buyer know or have reasonable grounds to know of any basis for any such action.

       6.4 Buyer (through its manager, agents and/or employees) is experienced in the operation of outpatient dialysis facilities and has knowledge of all requirements of all Governmental Authorizations necessary to operate the Facility after Closing. Buyer has not relied and shall not rely upon Seller in any way with respect to such knowledge.

7. DELIVERIES AT THE CLOSING. At or before the Closing, and as a condition precedent thereto:

       7.1 DELIVERIES FROM SELLER AND/OR PRINCIPALS. Seller and/or the Principals, as the case may be, shall deliver to Escrow Holder for delivery to Buyer upon Closing, the following:

                (a) An original counterpart of this Agreement, duly executed by Seller and the Principals;

                (b) An original counterpart of an Assignment, Assumption and Bill of Sale (the "BILL OF SALE"), in the form attached hereto as Exhibit "M", duly executed by Seller, which shall memorialize Seller's transfer of all of its rights, title and interest in the Property to Buyer, the assignment to Buyer of the Assigned Contracts, and Buyer's assumption of the Assumed Liabilities;

                (c) Such other duly executed original instruments of sale, transfer, conveyance and assignment as Buyer or its counsel may reasonably request, in form reasonably satisfactory to Buyer, to effectuate the transfer of the Property to Buyer;

                (d) Copies of such certificates, resolutions, authorizations and/or other documents or agreements relating to Seller and NQCI to evidence (i) the fact that they are duly organized, existing and in good standing under the laws of the State of California, and (ii) the due authorization and execution of this Agreement and the sale of the Property;


PURCHASE AND SALE AGREEMENT                                                 |
                                                                        --------
                                                                        Initial

                (e) All necessary documents of amendment (including options to renew and other revisions required by Buyer) and assignment (including the originals of the documents representing the obligations or rights to be assigned), and all executed consents thereto, regarding: (i) the Leased Real Property, in substantially the form set forth at Exhibit "N" (the "ASSIGNMENT, ASSUMPTION AND MODIFICATION OF LEASE"); (ii) the Assigned Contracts; and (iii) all transferable Governmental Authorizations. All documents of assignment delivered to Buyer pursuant to this paragraph 7.1 shall be in form and substance reasonably satisfactory to Buyer and shall effect the transfer to Buyer, at no cost or expense to Buyer (other than Buyer's attorneys' fees and costs incurred prior to the Closing), of all rights of Seller under the existing terms and conditions of such items;

                (f) Written evidence, in form and substance reasonably satisfactory to Buyer, of the removal as of the Closing Date of all security interests, liens and all other title encumbrances upon the Property, if any (including, without limitation UCC termination statements for any financing statements filed with respect to the Property), except for those securing Assumed Liabilities, if any, described and set forth at Schedules 5.1, 5.14 and/or 5.23;

                (g) An original counterpart of the Transition Agreement in the form set forth at Exhibit "O" attached hereto (the "TRANSITION AGREEMENT"), duly executed by Seller;

                (h) A copy of the signature page of the KDCWLA Operating Agreement, duly executed by Dr. Gura and Dr. Lang;

                (i) INTENTIONALLY OMITTED;

                (j) A sworn statement to the effect that, as of the Closing Date, no material, adverse changes have occurred in the financial condition of the Business operations of the Facility and Property, as reflected in the Financial Statements;

                (k) A sworn statement that all covenants, representations, warranties, agreements, statements, schedules and certificates made or given by Seller under the terms of this Agreement are true, accurate and correct as of the Closing Date, and that Seller has complied with or satisfied all covenants, agreements and conditions set forth in this Agreement;

                (l) All keys, combinations, and locks to the Property;

                (m) Such other and further documents and materials( including, without limiting the generality of the foregoing, revised signature cards relating to Seller's Account No. 034-0317-5470, at California Bank and Trust to change the signatories thereon to a representative of Seller and representative of Buyer (the "SIGNATURE CARD")) as may have been reasonably required to give effect to the transaction(s) contemplated under this Agreement);

                (n) A Closing statement addressing prorations (the "CLOSING STATEMENT") in form and content satisfactory to Buyer and Seller, duly executed by Seller;

                (o) Any other instruments, records or correspondence called for hereunder to be delivered by Seller which have not previously been delivered;

Buyer may waive compliance on Seller's part relative to any of the foregoing items only by an instrument in writing, duly executed by Buyer.

       7.2 BUYER DELIVERIES. At the Closing, the Buyer shall deliver or cause to be delivered to Escrow Holder for delivery to Seller upon Closing, the following:

                (a) An original counterpart of this Agreement, duly executed by Buyer;

                (b)   The Closing Amount;


PURCHASE AND SALE AGREEMENT                                                 |
                                                                        --------
                                                                        Initial

                (c) The original Buyer Promissory Note, duly executed Buyer;

                (d) An original counterpart of the Bill of Sale, duly executed by Buyer;

                (e) INTENTIONALLY OMITTED;

                (f) An original counterpart of the Transition Agreement, duly executed by Buyer;

                (g) The original Letters of Credit, duly executed by Santa Barbara Bank & Trust;

                (h) The original Subordinated Security Agreement;

                (i) The original Guarantee, duly executed by Dr. Tucker;

                (j) INTENTIONALLY OMITTED;

                (k) Copies of such resolutions, authorizations, or other documents or agreements relating to Buyer and evidencing the due authorization and execution of this Agreement and Buyer's purchase of the Property;

                (l) An original counterpart of the Assignment, Assumption and Modification of Lease, duly executed by Buyer;

                (m) A copy of the signature page of the KDCWLA Operating Agreement, duly executed by the owner(s) of the Class-A Membership Interest(s) so designated therein;

                (n) Such other and further documents and materials as may have been reasonably required to give effect to the transaction(s) contemplated under this Agreement.

8. CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS. All obligations of Buyer under this Agreement are subject to the satisfaction as of the Closing of each of the following conditions (the "BUYER CONTINGENCIES"):

       8.1 Seller's representations and warranties contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as though such representations and warranties are made at such time, and each of Seller's covenants and undertakings under this Agreement shall have been fulfilled.

       8.2 Buyer shall have determined in good faith to its reasonable satisfaction that the Property and the Facility are suitable for the operation of an outpatient hemodialysis center. In connection therewith, during the time that this Agreement remains in full force and effect, Buyer (and Buyer's agents or representatives) shall have the right, at its own expense, to go on and upon the Property, and into and throughout the Facility provided that Buyer shall not unduly interfere with the normal business operation of Seller. Seller agrees during normal business hours to make its books and records with respect to the operation of the Facility and the Property available for inspection and/or copying by Buyer (or its agents or representatives). All such due diligence, reviews and inspections by Buyer relating to the Facility shall be completed on or before the Closing.

       8.3 The Financial Statements and records of Seller in respect of the Facility and the Property shall be true, correct and complete as of the respective dates of such Financial Statements and records. There shall have been no material, adverse changes prior to the Closing in the condition or use of the Facility or the Property or in the Facility's financial or business condition, as determined by reference to the Financial Statements.

       8.4 Buyer shall have received all documents and other materials, and Seller shall have taken all actions required of it, in accordance with the terms of paragraph 7.1 of this Agreement.

       8.5 All security interests, liens, and other title encumbrances upon the Property, other than those securing the Assumed Liabilities (identified, if at all, at Schedules 5.1, 5.14 and 5.23), shall have been removed.


PURCHASE AND SALE AGREEMENT                                                 |
                                                                        --------
                                                                        Initial

9. CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS. All obligations of Seller under this Agreement are subject to satisfaction as of the Closing of each of the following conditions (the "SELLER CONTINGENCIES"):

       9.1 Buyer's representations and warranties contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as though such representations and warranties are made at such time, and each of Buyer's covenants and undertakings under this Agreement shall have been fulfilled.

       9.2 Seller shall have received all documents and other materials, and Buyer shall have taken all action required of it, including the remittance of the Closing Amount, in accordance with the terms of paragraph 7.2 of this Agreement.

10. INDEMNIFICATION BY BUYER, SELLER AND CERTAIN PRINCIPALS.

       10.1 INDEMNIFICATION BY SELLER AND CERTAIN PRINCIPALS. Seller, Dr. Gura and NQCI ("INDEMNITOR(S)") hereby agree to and shall, jointly and severally, indemnify and hold harmless and defend Buyer and each of Buyer's members, shareholders, directors and officers and each person who may be deemed, directly or indirectly, to control or be controlled by Buyer ("INDEMNITEES") from, against and/or in respect of any Adverse Consequences arising from:

                (a) Any and all Liabilities or claims against Seller, the Facility or the Property arising out of any contract, commitment, obligation or agreement entered into or made by Seller prior to the Closing (other than such obligations of Seller expressly assigned to and accepted by Buyer in accordance with the terms of this Agreement including, without limitation, the Assumed Liabilities).

                (b) Any and all Liabilities of Seller as of the Closing of whatsoever nature or kind, accrued, absolute, contingent, known, unknown or otherwise, including, without limitation, any and all liability for federal or state income taxes of any nature, Medicare or Medi-Cal settlements; and any and all liability for matters that relate or are attributable to any period prior to the Closing, whether or not incurred in the ordinary course of the operation of the Facility or the Property.

                (c) Any and all Liabilities resulting from any FICA obligations, employee payroll tax of any and all kinds, any and all pension or other employee benefit plan existing prior to the Closing.

                (d) Any and all costs, losses, expenses, damages or deficiencies resulting from any material misrepresentation or breach of warranty or nonfulfillment of any material covenant or agreement on the part of Seller under this Agreement, or from any material misrepresentation in or omission from any certificates, schedules or other documents furnished or to be furnished by Seller to Buyer. For purposes of this subsection, the term "material" or words of similar import shall apply to Adverse Consequences which cumulatively exceed an actual or prospective value of Five Thousand Dollars ($5,000.00).

                (e) Any and all liabilities resulting from any failure by Seller to comply with the provisions of any bulk sale or similar laws, except Assumed Liabilities.

                (f) Any and all claims, liabilities, damages or expenses in respect to or by reason of any mechanics' liens or materialmen's liens lodged against the Facility, Business or Property for any work performed or materials furnished at the request of Seller on or before the Closing Date.

                (g) Liabilities and obligations or damages (actual or alleged) to persons or properties arising from the ownership, possession or operation of the Facility or any of the Property prior to the Closing including, without limitation, on account of environmental matters.

                (h) All Liabilities and obligations caused by and to the extent of Seller's breach of contracts and leases being acquired by Buyer and any other assumed obligations, in each instance as to which Seller is in breach or default as of the Closing including, without limitation, default-related penalties, fees and interest imposed by third parties under the terms of such contract, lease or other assumed obligation.


PURCHASE AND SALE AGREEMENT                                                 |
                                                                        --------
                                                                        Initial

                (i) Liabilities, injuries or damages arising, accruing or existing prior to the Closing with respect to Seller's employees including, without limitation, any matters arising under laws governing wages and hours, employment discrimination, occupational safety and health, workers' compensation, the payment and withholding of employment taxes, any alleged violations of the law, and breach of collective bargaining agreements.

                (j) Liabilities under, relating to or arising from any prior year Medicare and Medi-Cal cost report settlements or other Medicare, Medi-Cal, and Tricare/CHAMPUS claims.

                (k) All Liabilities of Seller, or with respect to the Facility, in connection with claims of professional malpractice to the extent arising out of or relating to acts, omissions, events or occurrences prior to the Closing.

                (l) All Liabilities of Seller or with respect to the Facility for violations of any law, regulation or rule to the extent arising from acts or omissions prior to the Closing, including, without limitation, applicable health care laws, rules and regulations, including those relating to the payment or receipt of illegal remuneration, including 42 U.S.C. ss. 1320a-7b(b) (the Medicare/Medicaid and anti-kickback statute), 42 U.S.C. 1395nn (the Stark Statute), 42 U.S.C. ss. 1320a-7a, 42 U.S.C. ss. 1320a-7b(a), 42 U.S.C. ss.
1320a- 7b(c) and any applicable state laws governing kickbacks and matters similar to such federal statutes) (collectively, the "FRAUD AND ABUSE LAWS").

                (m) All acts, conduct or omissions of Seller or any event or circumstance pertaining to Seller, that have accrued, arisen, occurred or come into existence at any time prior to the Closing.

       10.2 INDEMNIFICATION BY BUYER. Buyer ("INDEMNITOR") hereby agrees to and shall indemnify and hold harmless and defend Seller and each of its members, shareholders, directors and officers and each person who may be deemed, directly or indirectly, to control or be controlled by Seller ("INDEMNITEES") from, against and in respect of any Adverse Consequences arising from:

                (a) Any and all Liabilities or claims against Buyer, the Facility or the Property arising out of the Assumed Liabilities or any contract, commitment, obligation or agreement entered into or made by Buyer after the Closing (except such obligations, if any, expressly imposed upon Seller pursuant to this Agreement).

                (b) Any and all Liabilities of Buyer arising after the Closing of whatsoever nature or kind, accrued, absolute, contingent, known, unknown or otherwise, including, without limitation, any and all liability for federal or state income taxes of any nature, Medicare or Medi-Cal settlements; and any and all liability for matters that relate or are attributable to any period after the Closing, whether or not incurred in the ordinary course of the operation of the Facility or the Property; however, notwithstanding the foregoing, the indemnification duties imposed under this subparagraph shall not apply to Liabilities imposed upon or relating to Dr. Gura and/or Dr. Lang, in their respective capacities as prospective Members or Medical Directors of Buyer, nor shall such indemnification duties apply to any Excluded Assets.

                (c) Any and all Liabilities resulting from any FICA obligations, employee payroll tax of any and all kinds, any and all pension or other employee benefit plan and arising after the Closing.

                (d) Any and all costs, losses, expenses, damages or deficiencies resulting from any material misrepresentation or breach of warranty or nonfulfillment of any material covenant or agreement on the part of Buyer under this Agreement, or from any material misrepresentation in or omission from any certificates, schedules or other documents furnished or to be furnished by Buyer to Seller. For purposes of this subsection, the term "material" or words of similar import shall apply to Adverse Consequences which cumulatively exceed an actual or prospective value of Five Thousand Dollars ($5,000.00); provided, however, that the foregoing limitation shall not apply to the obligation of Buyer to satisfy the Buyer Promissory Note or the obligations imposed under subparagraphs 2.4(d), (f), (g) and (h) above, or the Assumed Liabilities.


PURCHASE AND SALE AGREEMENT                                                 |
                                                                        --------
                                                                        Initial

                (e) Liabilities and obligations or damages (actual or alleged) to persons or properties arising from the ownership, possession or operation of the Facility or any of the Property after the Closing including, without limitation, on account of environmental matters.

                (f) All liabilities and obligations caused by and to the extent of Buyer's breach of contracts and leases being acquired by Buyer and any other Assumed Liabilities, in each instance as to which Buyer is in breach or default after the Closing including, without limitation, default-related penalties, fees and interest imposed by third parties under the terms of such contract, lease or other assumed obligation.

                (g) Obligations, liabilities, injuries or damages arising or accruing after the Closing with respect to Buyer's employees including, without limitation, any matters arising under laws governing wages and hours, employment discrimination, occupational safety and health, workers' compensation, the payment and withholding of employment taxes, any alleged violations of the law, and breach of collective bargaining agreements.

                (h) Liabilities under, relating to or arising from any Medicare or Medi-Cal cost report settlements or other Medicare, Medi-Cal, and Tricare/CHAMPUS claims with respect to any period commencing as of or after Closing.

                (i) All Liabilities of Buyer, or with respect to the Facility, in connection with claims of professional malpractice to the extent arising out of or relating to acts, omissions, events or occurrences after the Closing.

                (j) All Liabilities of Buyer or with respect to the Facility for violations of any law, regulation or rule to the extent arising from acts or omissions after the Closing, including, without limitation, applicable health care laws, rules and regulations, including those relating to the payment or receipt of illegal remuneration, including 42 U.S.C. ss. 1320a-7b(b) (the Medicare/Medicaid and anti-kickback statute), 42 U.S.C. 1395nn (the Stark Statute), 42 U.S.C. ss. 1320a-7a, 42 U.S.C. ss. 1320a-7b(a), 42 U.S.C. ss.
1320a- 7b(c) and any applicable state laws governing kickbacks and matters similar to such federal statutes) (collectively, the "Fraud and Abuse Laws").

                (k) All acts, conduct or omissions of Buyer or any event or circumstance pertaining to Buyer, that have accrued, arisen, occurred or come into existence at any time after the Closing.

                (l) Any failure by Buyer to discharge the Assumed Liabilities.

       10.3 METHOD OF ASSERTING CLAIMS. Subject to the provisions of paragraph
13.8 of this Agreement, all claims for indemnification under this Agreement will be asserted and resolved as follows:

                (a) In the event any claim or demand, as to which Indemnitor would be liable for the Adverse Consequences asserted therein to an Indemnitee, is asserted against or sought to be collected from such Indemnitee by a person other than Indemnitor (a "THIRD PARTY CLAIM"), the Indemnitee shall deliver a Notice of its claim (a "CLAIM NOTICE") to the Indemnitor within thirty (30) calendar days after the Indemnitee receives Notice of such Third Party Claim; provided, however, that Notice shall be provided to the Indemnitor within fifteen (15) calendar days after receipt by the Indemnitee of a complaint, petition or institution of other formal legal action (the "NOTICE PERIOD"). Subject to the immediately succeeding sentence, the Indemnitor shall, at the sole cost and expense of the Indemnitor, defend the Indemnitee against such Third Party Claim. If the Indemnitee fails to provide the Claim Notice within the Notice Period described above, the Indemnitor will still be obligated to indemnify the Indemnitee with respect to such Third Party Claim except to the extent the Indemnitor establishes that the Indemnitor's ability to protect its interests was materially impaired as a result of such failure.

                      (i) Subject to the immediately preceding sentence and subparagraph 9.3(a)(ii), the Indemnitor shall defend, at its sole cost and expense, such Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted by the Indemnitor to a final conclusion or will be settled at the discretion of the Indemnitor. To the extent the Third Party Claim is solely for money damages, the Indemnitor shall have full control of such defense and proceedings, including any compromise or settlement thereof; notwithstanding the foregoing, the Indemnitee may, at its sole cost and expense, file during the


PURCHASE AND SALE AGREEMENT                                                 |
                                                                        --------
                                                                        Initial

Notice Period any motion, answer or other pleadings that the Indemnitee may deem necessary or appropriate to protect its interests or those of the Indemnitor and which is not prejudicial, in the reasonable judgment of the Indemnitee, to the Indemnitor. Except as provided in subparagraph 10.3(a)(iii) hereof, if an Indemnitee takes any such action that is prejudicial and causes a final adjudication that is adverse to the Indemnitor, the Indemnitor will be relieved of its obligations hereunder to the extent such Indemnitee's action prejudiced the outcome of the Third Party Claim. If requested by the Indemnitor, the Indemnitee agrees, at the sole cost and expense of the Indemnitor, to cooperate with the Indemnitor and its counsel in contesting any Third Party Claim that the Indemnitor elects to contest, or, if appropriate and related to the Third Party Claim in question, in making any counterclaim against the person asserting the Third Party Claim, or any cross-complaint against any person (other than the Indemnitee or any of its Affiliates). The Indemnitee may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnitor pursuant to this subparagraph 9.3(a)(i), and except as specifically provided in this subparagraph 10.3(a)(i), the Indemnitee will bear its own costs and expenses with respect to such participation.

                      (ii) Seller shall have the right to defend a claim and control the defense, settlement and prosecution of any litigation where the claim or litigation arises with respect to, or relate to an investigation brought against Indemnitee by any agency of the federal government or the State of California with respect to Medicare, Tri-Care/CHAMPUS or Medi-Cal (collectively, "GOVERNMENT CLAIMS") for periods prior to the Closing. Either Party who becomes aware of a Government Claim against the other Party with respect to the Facility shall, subject to applicable law, notify such other Party of such Government Claim within five (5) business days.

                      (iii) If the Indemnitor fails to reasonably contest or settle the Third Party Claim as required pursuant to this paragraph 10.3, the Indemnitee will have the right to defend, at the sole cost and expense of the Indemnitor, the Third Party Claim by all appropriate proceedings, which proceedings will be reasonably prosecuted by the Indemnitee to a final conclusion or will be settled at the reasonable discretion of the Indemnitee, subject to the provisions of the last sentence of this subparagraph. The Indemnitee will have full control of such defense and proceedings; provided, however, that if requested by the Indemnitee, the Indemnitor agrees -- at the sole cost and expense of Indemnitor -- to cooperate with the Indemnitee and its counsel in contesting any Third Party Claim which the Indemnitee is contesting or, if appropriate and related to the Third Party Claim in question, in making any counterclaim against the person asserting the Third Party claim, or any cross-complaint against any person (other than the Indemnitor). Notwithstanding the foregoing provisions of this subparagraph 10.3(a)(iii), if the Indemnitor has notified the Indemnitee with reasonable promptness that the Indemnitor disputes its liability to the Indemnitee with respect to such Third Party Claim (or the reasonableness of any settlement of the Third Party Claim), and if such dispute is resolved in favor of the Indemnitor, the Indemnitor will not be required to bear the costs and expenses of the Indemnitee's defense and/or settlement pursuant to this paragraph 10.3(a)(iii), or of the Indemnitor's participation therein at the Indemnitee's request, and the Indemnitee will reimburse the Indemnitor in full for all reasonable costs and expenses incurred by the Indemnitor in connection with the dispute and the Third Party Claim. Subject to the above terms of this subparagraph 10.3(a)(iii), the Indemnitor may participate in, but not control, any defense or settlement controlled by the Indemnitee pursuant to this subparagraph 10.3(a)(iii), and the Indemnitor will bear its own costs and expenses with respect to such participation. The Indemnitee shall give sufficient prior Notice to the Indemnitor of the initiation of any discussions relating to the settlement of a Third Party Claim to allow the Indemnitor to participate therein; and if Indemnitor so participates, in the event of Indemnitor's disapproval of any proposed settlement or other resolution of the dispute, Indemnitor shall have the right to take over the contest of the third Party claim and following the conclusion of same, utilize the dispute resolution mechanism of this Agreement to address and resolve the resulting obligations of Indemnitor and Indemnitee hereunder.

                (b) In the event any Indemnitee should have a claim against any Indemnitor hereunder that does not involve a Third Party Claim being asserted against or sought to be collected from the Indemnitee, the Indemnitee shall deliver an Indemnity Notice (as hereinafter defined) to the Indemnitor. The term "INDEMNITY NOTICE" shall mean written notification of a claim for indemnity under paragraph 10.1 or 10.2 hereof (which claim does not involve a Third Party Claim) by an Indemnitee to an Indemnitor pursuant to this paragraph 10.3, specifying the nature of and specific basis for such claim and the amount or the estimated amount of such claim. The failure by any Indemnitee to promptly give the Indemnity Notice shall not impair such Party's rights hereunder except to the extent that an Indemnitor demonstrates that it has been materially prejudiced thereby, in which case the Indemnitor will not be obligated to indemnify the Indemnitee with respect to the claim addressed in the Indemnity Notice.


PURCHASE AND SALE AGREEMENT                                                 |
                                                                        --------
                                                                        Initial

                (c) If the Indemnitor notifies the Indemnitee following its receipt of a Claim Notice or an Indemnity Notice that the Indemnitor disputes its liability to the Indemnitee hereunder, the Indemnitor and the Indemnitee agree to proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations, such dispute will be resolved pursuant to paragraph 13.8 hereof.

                (d) The Indemnitee agrees to give the Indemnitor reasonable access to the books and records and employees of the Indemnitee in connection with the matters for which indemnification is sought hereunder, to the extent the Indemnitor reasonably deems necessary in connection with its rights and obligations hereunder.

                (e) The Indemnitee shall assist and cooperate with the Indemnitor in the conduct of litigation, the making of settlements and the enforcement of any right of contribution to which the Indemnitee may be entitled from any person or entity in connection with the subject matter of any litigation subject to indemnification hereunder. In addition, the Indemnitee shall, upon request by the Indemnitor or counsel selected by the Indemnitor (without payment of any fees or expenses to the Indemnitee or any employee thereof), attend hearings and trials, assist in the securing and giving of evidence, assist in obtaining the presence or cooperation of witnesses, and make available its own personnel; and shall do whatever else is necessary and appropriate in connection with such litigation. If the Indemnitee shall fail to perform such obligations as Indemnitee hereunder or to cooperate fully with the Indemnitor in the Indemnitor's defense of any suit or proceeding, such cooperation to include, without limitation, attendance at all relevant depositions and the provision of all documents (subject to appropriate privileges) relevant to the defense of any claim, then, except where such failure does not have a material adverse effect on the Indemnitor's defense of such claims, the Indemnitor shall be released from all of its obligations under this Agreement with respect to that suit or proceeding and any other claims which had been raised in such suit or proceeding.

                (f) Following indemnification as provided for hereunder, the Indemnitor shall be subrogated to all rights of the Indemnitee with respect to all persons or entities relating to the matter for which indemnification has been made.

11.    REPURCHASE OPTION

       11.1 GRANT OF OPTION. As a material consideration inducing Seller to convey the Property to Buyer, Seller requires, and Buyer hereby grants, an option exercisable by Dr. Gura and Dr. Lang, or either of them as they shall mutually agree (in writing) -- which option shall not be assignable -- to repurchase the assets then constituting the Property upon the terms and conditions specified in this Section 11 (the "REPURCHASE OPTION"). The Parties hereto expressly acknowledge and agree that certain assets, defined herein as the Property, may have been consumed, replaced, sold in the ordinary course of business, or otherwise subject to changed circumstances; however it is the Parties' intention that the composition of the Property as of the date of exercise of the Repurchase Option shall be generally comparable to the assets comprising the Property as of the date of this Agreement.

       11.2 EXERCISE OF OPTION. Dr. Gura and Dr. Lang (or either of them, as applicable) shall have the right to exercise the Repurchase Option by giving Buyer Notice of such election (the "REPURCHASE NOTICE") in the manner required by paragraph 13.3 hereof, not less than 60 days before the first anniversary date of the Closing.

       11.3 CLOSE OF REPURCHASE OPTION. The repurchase escrow ("REPURCHASE ESCROW") shall close (the "REPURCHASE CLOSING DATE") within sixty (60) days following Seller's delivery of the Repurchase Notice to Buyer; however, in no event shall the Repurchase Closing Date be any later than the first anniversary of the Closing. The failure to comport with the foregoing dates shall render the option provided under this Section 11 to be void and of no further force or effect. The purchase price for the Property under the Repurchase Option (the "REPURCHASE PRICE") shall be Three Million Five Hundred Thousand Dollars ($3,500,000.00), plus all reasonable costs incurred and actually paid by Buyer in connection with the formation of Buyer and the negotiation and drafting of this Agreement and all related documentation associated with the instant transaction, not to exceed the sum of Fifty Thousand Dollars ($50,000.00), all such sums to be remitted to Buyer in cash or by certified or bank cashier's check at the Closing of such Repurchase Escrow.

       11.4 ANTI-SPECULATION.

                (a) Seller and the Principals acknowledge that the Repurchase Option provided under paragraphs 11.1 through 11.3, inclusive, above, is afforded on condition that Dr. Gura and/or Dr. Lang, as the case may be, not speculate in the appreciation in the value of the Property. Seller and the


PURCHASE AND SALE AGREEMENT                                                 |
                                                                        --------
                                                                        Initial

Principals further acknowledge that Buyer would not be willing to enter into this Agreement, and allow the Repurchase Option described above, if Dr. Gura and/or Dr. Lang are able to speculate in terms of possible appreciation in the value of the Property. Consequently, effective upon the Repurchase Closing Date, Dr. Gura and Dr. Lang hereby grant to Buyer a right of first refusal to reacquire the Property (the "Right of First Refusal") on the terms set forth below. The Right of First Refusal shall expire twelve (12) months from the Repurchase Closing Date.

                (b) Without first giving prior written Notice (the "TRANSFER NOTICE") to Buyer, Dr. Gura and Dr. Lang shall not sell, exchange or otherwise transfer any portion of the Property other than in the ordinary course of business, during the term of the Right of First Refusal described in subparagraph 11.4(a) above. Dr. Gura and/or Dr. Lang, as applicable shall be deemed to have transferred the Property within the meaning of this subparagraph if twenty-five percent (25%) or more of the equity interest of Dr. Gura and Dr. Lang in the Property (or any entity created to acquire or subsequently hold the Property) is sold, transferred, assigned, hypothecated or otherwise conveyed, in whole or in part, whether in one transaction or a series of transactions. Dr. Gura and Dr. Lang shall promptly notify Buyer of any such proposed or prospective transfer, and the Transfer Notice shall set forth the proposed transferee's name and include a summary of the terms of the proposed transfer, including without limitation, the Purchase Price and method of payment, and shall have attached to it a copy of any offer or counter offer executed or to be executed by Dr. Gura and/or Dr. Lang (as applicable) and the transferee. If Buyer, within forty-five (45) days of Buyer's receipt of such Transfer Notice indicates to Dr. Gura and/or Dr. Lang, in writing, that Buyer has elected to reacquire the Property, Dr. Gura and/or Dr. Lang (as applicable) shall sell and convey the Property to Buyer for the Repurchase Price. Buyer's reacquisition of the Property shall occur no later than ninety (90) days following Buyer's receipt of such Transfer Notice, upon Buyer's remittance in full of the Repurchase Price. Buyer's election not to exercise its right of first refusal as to any proposed transfer shall not be construed as a waiver or termination of said Right of First Refusal with respect to any subsequent proposed sale or transfer.

12. ADDITIONAL AGREEMENTS.

       12.1 SURVIVAL OF UNDERTAKINGS. Survival of Undertakings. All agreements, covenants, undertakings, representations and warranties made in or pursuant to this Agreement shall be deemed to be material and to have been relied upon by Buyer and Seller, respectively, and to continue and survive the Closing until expiration of the applicable statute of limitations period; however, notwithstanding the foregoing, any claim for Adverse Consequences arising out of or with respect to the inaccuracy of any representation or the breach of any warranty set forth in Section 5 and 6 of this Agreement must be asserted in writing by Notice given to the other Party or Parties on or before the third anniversary of the Closing Date, failing which any such claim shall be waived and extinguished, excluding, however, claims for Adverse Consequences relating to any Third Party Claim which is within the subject matter of any inaccuracy of representations and/or breach of warranties may be asserted until thirty (30) days after the expiration of the applicable statute of limitations (giving effect to any waivers or extensions thereof) for any such Third Party Claim, even if such thirtieth day is later than the third anniversary of the Closing.

       12.2 NON-COMPETE; NON-SOLICITATION. In consideration of the payment by the Buyer of the Consideration:

                (a) Each of Seller, Dr. Gura and Dr. Lang acknowledge that, in the course of ownership of the Facility (in the case of the Seller) and in the course of their ownership of Capital Stock of NQCI (in the case of Dr. Gura and Dr. Lang), which is the sole shareholder of Seller, each has become familiar with trade secrets and other confidential information concerning Seller's business operations at the Facility. Accordingly, during the Non-Compete Period , Seller, Dr. Gura and Dr. Lang shall not, and Seller, Dr. Gura and Dr. Lang shall use its or his best efforts to cause its or his officers, directors and Affiliates not to, directly or indirectly, own, manage, control, participate in, consult with, render services for, or in any manner engage in or represent any business within the restricted territory (hereinafter defined) that is competitive with the operations, business and/or services provided at the Facility by Seller prior to the Closing, and Buyer after the Closing. As used in this Agreement, the term "restricted territory" shall mean a geographic area the radius of which is fifteen (15) miles of the Facility. Notwithstanding the foregoing, nothing herein shall be construed to prohibit Dr. Gura or Dr. Lang from: (i) being members or shareholders of Buyer or any permissible Assignee of Buyer's rights with respect to the Property; (ii) continuing to practice medicine as licensed physicians, either individually or through Medipace, Inc. (so long as such conduct is not competitive with the operations, Business and/or services provided at the Facility by Seller prior to the Closing, or Buyer after the Closing; (iii) performing services for or in connection with Seller's acute care dialysis division referred to in paragraph 1.11 above; and/or (iv) performing services or obligations in connection with their research, development and marketing of devices invented by them and intended to be used as a wearable artificial kidney (for the treatment of end-stage renal disease), a wearable filtration system (for the treatment of congestive heart failure), and similar portable devices using filtration techniques for the treatment of disease.


PURCHASE AND SALE AGREEMENT                                                 |
                                                                        --------
                                                                        Initial

                (b) During the Non-Compete Period, Seller, Dr. Gura and Dr. Lang shall not, directly or indirectly through another Person:

                      (i) induce or attempt to induce any employee of the Buyer or any Affiliate of the Buyer to leave the employ of the Buyer or such Affiliate, or in any way interfere with the relationship between the Buyer or such Affiliate(s), on the one had, and any employee thereof, on the other hand; or

                      (ii) hire any person who is or was an employee of the Buyer or any Affiliate until six (6) months after such individual's employment relationship with the Buyer or such Affiliate of the Buyer has been terminated.

                (c) If, at the time of enforcement of this paragraph 12.2, a court holds that the restrictions stated herein are unreasonable under the circumstances then existing, the Parties agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area so as to protect the Buyer to the greatest extent possible under applicable law from improper competition. The Parties hereto acknowledge that money damages would be an inadequate remedy for any breach of this paragraph 12.2 and that the Buyer would be irreparably damaged by a breach of the covenants set forth in this paragraph. Therefore, in the event of a breach or threatened breach of this paragraph 12.2, the Buyer or its successors or Assign(s) may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violation of, the provisions of this paragraph (without posting a bond or other security) or require the breaching Party to account for and pay over to the Buyer all compensation, profits, moneys, or other benefits derived from or received as a result of any transactions constituting a breach of the covenants contained herein, if and when final judgment of a court of competent jurisdiction is so entered against such breaching Party.

                (d) Each of Dr. Gura and Dr. Lang understands that the foregoing restrictions may limit his ability to earn a livelihood in a business similar to the business presently undertaken by the Seller at the Facility, but each such Principal nevertheless believes that he has received and will receive sufficient consideration and other benefits hereunder to clearly justify such restrictions which, in any event (given his education, skills and ability), each such Principal does not believe would prevent him from otherwise earning a living. The Seller, Dr. Gura and Dr. Lang each agree and acknowledge that (i) the Buyer has required that each such Party make the covenants set forth in this paragraph
12.2 as a condition to the Buyer's obligations to consummate the transactions contemplated hereby; (ii) the provisions of this paragraph are reasonable and necessary to protect and preserve Buyer's interests in the Property; and (iii) the transactions contemplated hereby involve the sale of substantially all of the operating assets and goodwill of the Seller, within the meaning of California Business and Professions Code ss.16601. In the event of an uncured material default of Buyer's obligations under the Buyer Promissory Note, the obligations of Seller, Dr. Gura and Dr. Lang under this subparagraph shall be of no further force or effect.

       12.3     TRANSACTION EXPENSES.

                (a) The Buyer shall pay all of its expenses in connection with the transactions contemplated hereby, including without limitation, all of its attorneys' fees and expenses and accountants' fees and expenses. The Seller and the Principals shall pay all of their expenses incurred in connection with the transactions contemplated hereby, including without limitation, all attorneys' fees and expenses and accountants' fees and expenses.

                (b) In no event shall the Buyer be liable for any income, capital gain, franchise or other similar Tax arising or imposed on Seller and/or the Principals by law or under this Agreement as a result of the transactions contemplated herein.

       12.4 ACCESS. Seller shall give to Buyer and to its counsel, accountants, engineers and other representatives, and to independent auditors selected by it, free and full access, during normal business hours throughout the period prior to the Closing, to all of the Property and to the Facility's books and records, and Seller shall furnish Buyer during such period with all of such financial and operating data and other information as to the Facility and the Property (excluding personnel records), as Buyer from time to time may reasonably request of Seller.

       12.5 EMPLOYEES. In the event Buyer has a need for qualified individuals to staff open positions at the Facility after the Closing, Buyer may interview existing qualified employees of Seller and, in its discretion, offer employment to such personnel, if any, in accordance with Buyer's standard procedures and policies.

       12.6 RETURN OF CERTAIN RECORDS. At Closing, Seller shall deliver to Buyer the medical records of the then-current patients of the Facility.
Notwithstanding anything to the contrary herein, Buyer shall make copies of such records (subject to all applicable laws), and, within 90 days following the Closing, Buyer shall either return to Seller all such medical records, or provide copies of same.


PURCHASE AND SALE AGREEMENT                                                 |
                                                                        --------
                                                                        Initial

       12.7 MEDICARE AND MEDI-CAL REPORTS. Buyer and Seller shall each be responsible for preparing and filing Medicare and Medi-Cal cost reports with respect to the periods during which such Party owned or owns the Facility. Upon Seller's request, Buyer shall promptly make available to Seller all data relating to the Facility necessary to permit Seller to complete and timely file such reports with respect to any period of time during which the Facility was owned by Seller.

       12.8 POST-CLOSING RECONCILIATION OF PAYABLES AND RECEIPTS. Each Party shall, within ten (10) days of receipt, promptly turn over to the other Party all funds received in payment for items or services provided at or by the Facility during the ownership of the Facility by such other Party. Until the receiving Party remits such funds to the other Party, such receiving Party shall not have any right title or interest in or obligation or responsibility with respect to such funds except that such receiving Party shall hold such funds in trust for the benefit of the other Party; and such receiving Party shall have no right to set-off such funds against other obligations asserted by such receiving Party to be owed by the other Party hereunder or otherwise. The parties shall cooperate to assure that all such funds are properly transferred and accounted for. As soon as the necessary information is available, Buyer and Seller shall conduct a post-Closing review to determine whether any prorations are to be made relative to accounts payable, deposits, rent and other apportionments (the "POST-CLOSING REVIEW"). Such prorations shall occur as of 11:59 P.M. California time on the day prior to the Closing Date.

       12.9 RIGHT OF SET OFF. In the event of an uncured material breach by the Seller or the Principals of the provisions of this Agreement or the Ancillary Agreements, the Buyer is hereby authorized at any time and from time to time, to interplead all amounts claimed to be owed by Buyer to Seller or the Principals hereunder, until such time as a final judgment or other resolution of the dispute has occurred.

       12.10 CHANGE OF FACILITY NAME. After the Closing Buyer shall re-name the Facility and do business at the Facility under a name other than "Los Angeles Community Dialysis," subject to applicable license and certification requirements.

       12.11 DELIVERY OF POSSESSION. Seller agrees to give possession of the Facility and the Property to Buyer at the time of Closing, free and clear of any and all licensees, occupants or tenants.

       12.12 CONDUCT OF BUSINESS PENDING CLOSING. Between the Effective Date and the Closing Date, Seller shall operate the Business and Facility only in the regular and ordinary course of Business, and shall use commercially reasonable efforts to preserve the Business intact and in good condition, reasonable wear and tear excepted. Seller shall not, without the prior written consent of Buyer:
(a) sell or agree to sell, or pledge or agree to pledge, any item of machinery, equipment, or other asset comprising a part of the Property, (b) acquire or agree to acquire any item or service for or relating to the Facility whose purchase price or market value exceeds the sum of Five Thousand Dollars ($5,000.00), (c) lease or agree to lease any item for a lease term in excess of thirty (30) days, or (d) default upon any of its obligations with respect to the Facility.

13.    MISCELLANEOUS PROVISIONS.

       13.1 ENTIRE AGREEMENT; AMENDMENTS. This Agreement, together with any exhibits, schedules or other documents referred to herein, constitutes the entire understanding and agreement between the Parties with respect to the subject matter hereof, and supersedes all prior negotiations, communications, representations, or agreements between the Parties, whether written or oral, concerning the subject matter hereof. No modification or amendment of the provisions of this Agreement, or statement or representation in connection herewith, shall be effective or binding upon any of the Parties hereto unless the same is reduced to a writing approved and executed by all Parties hereto, and designated as an amendment to this Agreement.

       13.2 INCORPORATION OF EXHIBITS, SCHEDULES, AND OTHER DOCUMENTS. Exhibits, Schedules or other agreements or documents referred to herein as being attached hereto, if any, are incorporated into this Agreement in their entirety as though fully set forth at length.

       13.3 NOTICES. Any Notice or other communication required or permitted to be given under this Agreement shall be in writing, and may be effected by: (A) personal delivery; (B) registered or certified United States mail or via a nationally recognized overnight courier service (such as Federal Express), postage prepaid; or (C) by transmittal over electronic transmitting devices such as a facsimile machine, provided that an original of any such transmission shall also be delivered to the addressee by a nationally recognized overnight delivery service on the first business day following such transmission. Telephone facsimiles shall be deemed delivered on the date of such transmission, if transmitted before 3:00 p.m., or if transmission occurs after 3:00 p.m., or on a weekend or holiday, delivery will be deemed to have been made on the first business day following the day of transmission. With respect to any other manner of delivery, Notice shall be deemed received when delivery is received or refused, as the case may be. Notices shall be directed as follows:


PURCHASE AND SALE AGREEMENT                                                 |
                                                                        --------
                                                                        Initial

                TO:                   ADDRESS
                ---                   -------
                BUYER           KIDNEY DIALYSIS CENTER OF WEST LOS ANGELES, LLC
                                Attention: Kant Tucker, M.D.
                                50 Moreland Road
                                Simi Valley, California 93065
                                Facsimile: (805) 433-7600

                                WITH COURTESY COPY TO:

                                G. Greg Aftergood, Esq.
                                LAW OFFICES OF G. GREG AFTERGOOD
                                    A Professional Corporation
                                21700 Oxnard Street, Suite 430
                                Woodland Hills, California 91367
                                Facsimile: (818) 702-7033

                SELLER          LOS ANGELES COMMUNITY DIALYSIS, INC.
                                    a California corporation
                                Attn:   Victor Gura, President
                                9033 Wilshire Boulevard, Suite 501
                                Beverly Hills, California 90211
                                Facsimile: (310) 550-6239

                                WITH COURTESY COPY TO:

                                Jeffrey P. Berg, Esq.
                                JENKENS & GILCHRIST, LLP
                                12100 Wilshire Boulevard, 15th Floor
                                Los Angeles, California 90025
                                Facsimile: (310) 820-8859

                PRINCIPALS      VICTOR GURA, M.D.
                                9033 Wilshire Boulevard, Suite 501
                                Beverly Hills, California 90211
                                Facsimile: (310) 550-6239

                                WITH COURTESY COPY TO:

                                HERB ABRAMS, ESQ.
                                13743 Ventura Boulevard, Suite 320
                                Sherman Oaks, California 91423
                                Facsimile: (818) 788-7183

                                RONALD LANG, M.D.
                                9033 Wilshire Boulevard, Suite 501
                                Beverly Hills, California 90211
                                Facsimile: (310) 550-6239

                                WITH COURTESY COPY TO:

                                HERB ABRAMS, ESQ.
                                13743 Ventura Boulevard, Suite 320
                                Sherman Oaks, California 91423
                                Facsimile: (818) 788-7183


                ESCROW          Stuart Singer, Esq.
                                JENKENS & GILCHRIST, LLP
                                12100 Wilshire Boulevard, Suite 1500
                                Los Angeles, California 90025
                                Facsimile: (310) 820-8859

Any Party hereto may specify a different address for Notice purposes by giving written Notice in the manner required by this paragraph.


PURCHASE AND SALE AGREEMENT                                                 |
                                                                        --------
                                                                        Initial

       13.4 INTERPRETATION AND CONSTRUCTION. Unless the context of this Agreement requires otherwise: (a) the masculine, feminine, or neuter gender, and the singular or plural number, shall each be allowed to include the others whenever the context so indicates; (b) the terms "include" and "including" are not limiting; and the term "or" has the inclusive meaning represented by the phrase "and/or." The terms "hereof," "herein," "hereby," and "hereunder," and other similar terms in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, section and paragraph references are to this Agreement, and are solely for the convenience of the Parties hereto; such headings and captions are not to be deemed a part hereof, and shall not be used for the interpretation or construction of any provision of this Agreement. The Parties hereto represent that they have jointly participated in the negotiation and drafting of this Agreement. Accordingly, any rule of law, including California Civil Code Section 1654 and any successor statute thereto, or legal decision that would require interpretation of any ambiguities contained herein against the draftsman of a provision is inapplicable and hereby waived. In the event of a dispute, no Party hereto shall be ascribed as the author of this Agreement, which shall be construed and interpreted fairly and simply, as though all Parties participated equally in the drafting of the various provisions hereof, and not strictly for or against any Party.

       13.5 NON-WAIVER OF PERFORMANCE. The failure of any Party to take action or insist upon strict performance of any covenant or obligation required by this Agreement, or to pursue any remedy allowed or provided by reason of the provisions hereof, shall not be deemed a waiver of the breach or remedy, nor shall any custom or practice which may evolve between the Parties in the course of implementing this Agreement be construed as waiving or lessening the right of any Party to thereafter insist upon the performance of any term, covenant or condition hereof. Each Party reserves the right, in its sole discretion, to waive rights granted to such Party under the terms and conditions of this Agreement; however any such waiver must be evidenced by and made in a writing signed by the Party against whom waiver is sought. In addition, a waiver of a particular breach or default shall not be deemed to be a waiver of the same or any other subsequent breach or default.

       13.6 COOPERATION; FURTHER ACTS AND INSTRUMENTS. The Parties hereto shall, from time to time, fully cooperate with one another and sign, execute and deliver, or cause others to do so, all such documents and instruments, or cause to be done all such other acts or things, as may be necessary, appropriate or convenient to fully effectuate the provisions and intent of this Agreement.

       13.7 BINDING EFFECT. This Agreement, and all of the terms, covenants, representations, provisions and conditions hereof, shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, successors and assigns; however, notwithstanding the foregoing, the provisions of this paragraph shall not be interpreted or construed as creating any right of assignment inconsistent with any other provision of this Agreement (including but not limited to the provisions of paragraph 11.9 below).

       13.8 BREACH/DISPUTE RESOLUTION.

                (a) No Party hereto shall be deemed in breach of his/its obligations under this Agreement unless such Party fails to cure such alleged breach within ten (10) days of receipt of written Notice from the aggrieved Party specifying the nature of the breach and the specific action(s) the purported non-performing Party must take to cure same; however, if the nature of the breach involves a non-monetary obligation, and is such that more than ten
(10) days is reasonably required for cure, the Party allegedly in breach shall not be deemed in default if such Party commences to cure such breach within the said ten (10) day period and thereafter diligently prosecutes such cure to completion. In no event shall the time to effect such cure exceed thirty (30) days. In addition, if the breach is incapable of cure, no cure period shall be applicable. Nor shall any cure period arise if the Party alleged to be in breach rejects the allegation of being in breach, in which case, the dispute resolution provisions of subparagraphs (b) through (d), inclusive, hereinbelow, shall apply.

                (b) In the event that a Notice of breach is served under the provisions of paragraph 11.8(a) above, the Party allegedly in breach shall, within the time frame set forth above, do one of the following: (i) notify the Party providing such Notice, in writing, that the alleged breach has been cured (or if such cure cannot be reasonably effectuated within such ten day period, such cure has been commenced and is being diligently prosecuted to completion), contemporaneously providing all information and documentation reasonably required to evidence such cure; or (ii) schedule a one-day mediation to take place before a professional mediator or any other individual agreed upon by the Parties, such mediation to be completed no later than twenty-one (21) days from the purported non-performing Party's receipt of Notice of breach, which may be extended to accommodate availability of a mutually agreed upon mediator. The mediator's proposed resolution of the matter shall be non-binding; the mediator's fees and any administrative costs for the mediation shall be shared equally by the Parties; and each Party shall bear its own attorneys' fees and costs in connection with such mediation, which shall take place in Los Angeles, California. If the purported non-performing Party fails to timely complete one of the alternative courses of action specified above, the Party claiming the


PURCHASE AND SALE AGREEMENT                                                 |
                                                                        --------
                                                                        Initial
existence of such breach, at its sole option, shall have one hundred eighty
(180) days to commence litigation and/or schedule a mediation pursuant to the procedures outlined above. The foregoing provisions shall not apply in the event the allegedly non-performing Party has already received two (2) written Notices of an alleged breach. Before any such mediation commences, the participating Parties shall sign a document limiting the admissibility of anything said, any admission made, and/or any documents prepared with respect to the mediation, consistent with the provisions of California Evidence Code Section 1152.5. If any Party commences an arbitration or litigation based upon a dispute or claim to which this paragraph applies, without first attempting to resolve the matter through mediation, that Party shall not be entitled to recover attorneys' fees even if they would otherwise be available to that Party in any such arbitration or litigation.

                (c) If the Parties cannot resolve a dispute or disagreement between them through the cure and mediation requirements set forth above, the Parties may -- but they are not required to -- elect to submit the dispute or claim to binding arbitration in lieu of commencing litigation, in which case, the following steps shall be completed within thirty (30) days of the Parties agreement to proceed with arbitration unless a different time frame is approved by the Parties involved, in writing: (i) the scope of the arbitration (i.e. whether any claims or issues are not to be embraced by the proceeding); (ii) whether an institutional provider (such as the American Arbitration Association or JAMS-Endispute) will manage the logistics of the arbitration; (iii) selection of the arbitrator; and (iv) determination of the availability of punitive damages and non-monetary remedies, and the requirement of a written opinion. The provisions of Code of Civil Procedure Section 1283.05 et seq. shall be applicable to any such arbitration.

                (d) If any action, proceeding or arbitration (exclusive of mediation) is brought to interpret or enforce the terms of this Agreement or to declare or enforce rights hereunder, or in the event that a Party is involuntarily made a Party defendant to any litigation concerning this Agreement, the prevailing Party shall be entitled to recover from the non-prevailing Party or Parties, in addition to such other damages or relief as may be granted, all costs and expenses reasonably incurred by the prevailing Party, including reasonable attorneys' fees and costs in connection with such proceeding or in connection with the enforcement of any judgment or award arising in connection therewith. The phrase "prevailing Party" as used herein shall include a Party who receives substantially the relief desired whether by dismissal, summary judgment or otherwise.

       13.9 ASSIGNMENT. Buyer may, in its sole discretion and without Seller's consent, assign all or any of its rights and obligations hereunder to its Affiliate(s), but any such assignment shall not relieve Buyer of its obligations hereunder. Seller shall not, without the prior written consent of Buyer, assign any of its rights or obligations under the terms of this Agreement prior to the Closing.

       13.10 COUNTERPARTS; TELEFACSIMILE EXECUTION. This Agreement and any amendment, supplement, restatement or termination of any provision of this Agreement may be executed in two or more counterparts, each of which shall constitute an original document as against any Party who has signed it, but all of which taken together shall constitute one and the same document. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart. Any Party delivering an executed counterpart of this Agreement by telefacsimile shall also deliver an original executed counterpart of this Agreement, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability and binding effect of this Agreement. Signature pages may be detached from the counterparts and attached to a single copy of this Agreement to physically form one (1) document.


PURCHASE AND SALE AGREEMENT                                                 |
                                                                        --------
                                                                        Initial

       13.11 GOVERNING LAW, JURISDICTION AND VENUE. All questions or disputes arising out of or relating to this Agreement and its interpretation or enforcement, and the Parties' relationship, rights and liabilities relating hereto, shall be governed by the laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the applications of the laws of any jurisdiction other than the State of California. Each Party agrees, as a material inducement to the other Party, that any action to enforce this Agreement or any rights hereunder must be brought in the Superior Court of Los Angeles County, State of California, and no other jurisdiction or venue.

       13.12 FORCE MAJEURE. No Party shall have any liability for non-performance or defective or late performance of any of their respective obligations hereunder to the extent and for such periods of time as such non-performance, defective or late performance is attributable to acts of God, war (declared or undeclared), acts (or failures to act) of regulatory or governmental agencies, riots, fire, floods, explosions, power blackouts, sabotage, the elements, earthquakes, epidemics, strikes, or any other causes beyond such Party's reasonable control (individually and collectively, "EVENT(S) OF FORCE MAJEURE"). The obligations and rights of each Party shall be extended on a day-to-day basis for the period of time of any such excusable delay. The Party claiming the benefit of excusable delay hereunder shall promptly give Notice thereof to all other Parties, and detail the circumstances creating the delay and provide a statement of the impact. Such Party shall also work diligently to cure or find a way around such delay.

       13.13 CUMULATIVE REMEDIES. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

       13.14 NO THIRD PARTY BENEFIT. None of the provisions contained in this Agreement are intended by the Parties, nor shall they be deemed, to confer upon any person other than the Parties hereto and their respective successors and permitted assigns, any rights, remedies or benefits under, or by reason of this Agreement.

       13.15 FURTHER REPRESENTATIONS AND WARRANTIES.

                (a) By their execution of this Agreement, each Party hereto represents and warrants that they have thoroughly read this Agreement, fully understand the same, and have been advised to seek independent representation and advice from attorneys of their own choice concerning this Agreement, and have obtained same or knowingly and voluntarily declined to do so.

                (b) Each Party, and his or her attorneys, have made such investigations of the subject matter hereof, and all matters pertaining thereto, as they deem necessary; and in executing this Agreement, no Party is relying upon any statement, representation or promise made by any other Party that is not explicitly set forth herein or in any Ancillary Agreement.

                (c) Each person signing this Agreement for a Party which is a corporation or other legal entity, or signing pursuant to a power of attorney or in any other capacity, represents and warrants that he or she has been fully empowered and has the necessary capacity and authority to act for, sign and bind the entity or principal on whose behalf this Agreement is being executed.

       13.16 TIME OF THE ESSENCE. Time is of the essence with respect to each and every provision hereof whereby time is a factor.

       13.17 PARTIAL INVALIDITY. It is the intention of the Parties hereto that the provisions of this Agreement shall be enforceable to the fullest extent permissible under applicable law. Each paragraph and provision of this Agreement shall be viewed as separate and divisible, and in the event that any paragraph or provision hereof, as applied to any Party or to any circumstance, shall be found by a court of competent jurisdiction to be void, illegal, invalid, or unenforceable, such finding shall in no way affect, impair or invalidate any other provision of this Agreement, or the application of any such provision in any other circumstance, or the validity or enforcement of this Agreement; and the rest and remainder of the terms and provisions hereof shall continue to be valid and enforceable to the fullest extent permitted by law, unless a Party demonstrates by a preponderance of the evidence that the invalidated provision was an essential economic term of this Agreement. The Parties hereto hereby further agree to replace any such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purpose(s) of such void or unenforceable provision.


PURCHASE AND SALE AGREEMENT                                                 |
                                                                        --------
                                                                        Initial

       13.18 BROKER. Buyer and Seller each represents and warrants that it has not entered into any contracts, agreements, arrangements or understandings with any person or firm that would give rise to any claim on a broker's, finder's or agent's fee or commission or other similar payment in connection with the negotiations leading up to this Agreement or the consummation of the transaction contemplated by this Agreement.

       13.19 RISK OF LOSS; DAMAGE OR DESTRUCTION. Prior to the Closing, the risk of loss in respect of the Property shall remain with Seller. In the event of a fire or other disaster in respect of the Property, prior to the Closing Date, Seller shall have a period of not greater than ninety (90) days in which to correct or repair any and all damage or destruction resulting from such fire or disaster, and upon the completion of such correction or repair to the reasonable satisfaction of Buyer, the Closing shall occur on the later of the Closing Date (established with regard to any extension of time pursuant to this paragraph 11.20) or the thirtieth (30th) day following such completion. If Seller shall fail to complete such correction or repair within such period, Buyer or Seller may elect to terminate this Agreement without penalty.

       IN WITNESS WHEREOF, the parties have caused this Purchase and Sale Agreement by and between LOS ANGELES COMMUNITY DIALYSIS, INC. and KIDNEY DIALYSIS CENTER OF WEST LOS ANGELES, LLC to be executed the day and year first above written.


"BUYER"                                    "SELLER"

KIDNEY DIALYSIS CENTER OF WEST LOS         LOS ANGELES COMMUNITY DIALYSIS, INC.,
ANGELES, LLC, a California limited         a California  corporation
liability


By: /s/ Ushakant Thakkar                   By: /s/ Victor Gura
    -----------------------------------        ---------------------------------
        Ushakant Thakkar, M.D.                     Victor Gura, M.D.
           Its: Manager                                 Its: ___________________


                                           "PRINCIPALS"

                                           NATIONAL QUALITY CARE, INC.,
                                           a Delaware corporation


                                           By:
                                               _________________________________
                                                        Its: ___________________


                                           /s/ Victor Gura
                                           -------------------------------------
                                           Victor Gura, M.D.

                                           /s/ Ronald Lang
                                           -------------------------------------
                                           Ronald Lang, M.D.


Jenkens & Gilchrist, LLP agrees to act as Escrow Holder in accordance with the terms of this Agreement.


                                          JENKENS & GILCHRIST, LLP


                                          By:___________________________________

                                          Name:_________________________________

                                          Title:________________________________


PURCHASE AND SALE AGREEMENT                                                 |
                                                                        --------
                                                                        Initial
                                      -25-